UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 26, 2018
Date of Report (Date of earliest event reported)
HCP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1920 Main Street, Suite 1200
Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

(949) 407-0700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

HCP, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 26, 2018. At the Annual Meeting, there were present, in person or by proxy, 423,522,169 shares of the Company’s common stock, which represented approximately 90.18% of the shares entitled to vote and constituted a quorum.

Set forth below are the voting results of the three proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2018.

Proposal 1. All of the nominees listed below were elected to the Board of Directors of the Company, and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

	For	Against	Abstain	Broker Non-Votes	% of Votes Supporting
Brian G. Cartwright	366,090,175	9,282,264	509,830	47,639,900	97.53%
Christine N. Garvey	360,358,356	15,090,320	433,593	47,639,900	95.98%
David B. Henry	346,199,802	28,397,992	1,284,475	47,639,900	92.42%
Thomas M. Herzog	368,293,920	7,075,303	513,046	47,639,900	98.12%
Peter L. Rhein	350,060,739	25,358,135	463,395	47,639,900	93.25%
Joseph P. Sullivan	354,155,005	21,268,182	459,082	47,639,900	94.33%

Proposal 2. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, was approved at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting
413,945,435	8,816,019	760,715	N/A	97.91%

Proposal 3. The advisory vote to approve executive compensation was approved at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting
343,154,728	30,841,692	1,885,849	47,639,900	91.75%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  April 30, 2018

HCP, Inc.

By:     /s/ Troy E. McHenry
Troy E. McHenry
Executive Vice President, General Counsel and
Corporate Secretary

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